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                                                                    EXHIBIT 4.16

               AMENDMENT NO. 1 TO FINANCING AND SECURITY AGREEMENT


    THIS AMENDMENT NO. 1 TO FINANCING AND SECURITY AGREEMENT (this "Amendment")
is made as of this      day of December, 1998, by and between WALBRO
CORPORATION, a corporation organized under the laws of the State of Delaware (the "Parent"), and each corporation identified on Schedule 1.1-A attached to and made a part of the Financing and Security Agreement dated May 29, 1998 (the "Original Financing Agreement"), and NATIONSBANK, N.A., a national banking association, in its capacity as both collateral and administrative agent (the "Administrative Agent"), and each of the Lenders under the Original Financing Agreement (collectively, the "Lenders" and individually, a "Lender").

                                    RECITALS

    A. The Parent and the Domestic Borrowers (collectively, the "Borrowers") have applied to the Lenders for credit facilities consisting of (i) a Revolving Credit Facility in the maximum principal amount of $125,000,000 and (ii) a Capital Expenditure Line Facility in the maximum principal amount of $25,000,000 (collectively, the "Credit Facilities") under the provisions of the Original Financing Agreement, as amended, restated, supplemented or otherwise modified, the "Financing Agreement". All capitalized terms used, but not specifically defined herein, shall have the meaning given such terms in the Financing Agreement.

    B. The Borrowers have requested that the Administrative Agent and the Lenders enter into this Amendment for the purpose of effecting certain modifications to the terms and conditions under which the Credit Facilities are made available by the Lenders to the Borrowers.

                                   AGREEMENTS

    NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrowers, the Administrative Agent and the Lenders agree as follows:

    1.   Definitions

         (a) Section 1.1 of the Original Financing Agreement is hereby amended to add the following defined terms:

         "`Bonds' means the Town of Ossian, Indiana Variable Rate Demand Economic Development Revenue Bonds

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    (Walbro Automotive Corporation Project) Series 1993, issued by the Town of
    Ossian, Indiana in the original aggregate principal amount of $9,000,000."

         "`Bond Letter of Credit' means that certain irrevocable letter of credit to be issued by the Administrative Agent in the initial stated amount of $9,086,302, for the account of Walbro Automotive Corporation and for the benefit of National City Bank of Indiana, as Trustee, and as security for the Bonds as the same may be amended, restated, reissued, renewed, supplemented, replaced or otherwise modified at any time and from time to time."

         "`Bond Letter of Credit Commitment' means the agreement of the Administrative Agent relating to the issuance of the Bond Letter of Credit and the repayment of the Bond Letter of Credit Obligations and the agreements of the Lenders to purchase a participation interest in the Bond Letter of Credit Obligations, all subject to and in accordance with the provisions of this Agreement; and "Bond Letter of Credit Commitments" means the collective reference to the Bond Letter of Credit Commitment of the Administrative Agent and each of the Lenders."

         "`Bond Letter of Credit Documents' means all instruments, agreements or documents previously, simultaneously or hereafter executed and delivered by any Borrower, any Guarantor or any other Person, singly or jointly with another Person or Persons evidencing, securing, guarantying or in connection with the Bonds or the Bond Letter of Credit, all as the same may be amended, restated, supplemented, replaced or otherwise modified at any time and from time to time."

         "`Bond Letter of Credit Facility' means the facility established pursuant to Section 2.9 (Bond Letter of Credit Facility)."

         "`Bond Letter of Credit Fee' and "Bond Letter of Credit Fees" have the meanings described in Section 2.9.2 (Bond Letter of Credit Fees)."

         "`Bond Letter of Credit Fronting Fee' and "Bond Letter of Credit Fronting Fees" have the meanings described in Section 2.9.2 (Bond Letter of Credit Fees)."

         "`Bond Letter of Credit Obligations' means the


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    collective reference to all obligations of the Borrowers under and with respect to the Bond Letter of Credit Documents."

         "`Deed of Trust - Ossian' means that certain deed of trust or mortgage dated as of December 1, 1993, between Walbro Automotive Corporation and Harris Trust and Savings Bank and assigned to the Administrative Agent on or about the date of this Amendment, as the same may from time to time be amended, restated, supplemented or modified, which Deed of Trust - Ossian grants the Administrative Agent for the benefit of the Lenders ratably and for the benefit of the Agents, a first priority lien on that certain property known generally as 1200 Baker Drive, Ossian, Indiana 46777, as security for the Bond Letter of Credit Obligations."

         "`Security Agreement - Ossian' means that certain security agreement dated as of December 1, 1993, between Walbro Automotive Corporation and Harris Trust and Savings Bank and assigned to the Administrative Agent on or about the date of this Amendment, as the same may from time to time be amended, restated, supplemented or modified, which Security Agreement - Ossian grants to the Administrative Agent for the benefit of the Lenders ratably and for the benefit of the Agents, a first priority lien on certain personal property more particularly therein described, as security for the Bond Letter of Credit Obligations."

         (b) Section 1.1 of the Original Financing Agreement is hereby amended to modify the following defined terms by deleting the original definitions thereof and substituting the following definitions:

         "`Financing Documents' means at any time collectively this Agreement, the Notes, the Security Documents, the Letter of Credit Documents, Foreign Exchange Protection Agreement, Interest Rate Protection Agreements, the Bond Letter of Credit Documents and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by any Borrower and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with this Agreement, any Note, any of the Security Documents, any of the Facilities, and/or any of the Obligations."

         "`Obligations means all present and future indebtedness, duties, obligations, and liabilities,



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    whether now existing or contemplated or hereafter arising, of any one or more of the Borrowers to the Lenders and/or Administrative Agent and/or the other Agents under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document, Foreign Exchange Protection Agreement, Interest Rate Protection Agreement, Bond Letter of Credit Document and/or any of the other Financing Documents, the Loans, and/or any of the Facilities including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Interest Rate Exposure, Foreign Exchange Exposure, Enforcement Costs, and prepayment fees (if any), letter of credit fees or fees charged with respect to any guaranty of any letter of credit; also means all other present and future indebtedness, liabilities and obligations, whether now existing or contemplated or hereafter arising, of any one or more of the Borrowers to the Agents and to the Lenders or their Affiliates of any nature whatsoever regardless of whether such debts, obligations and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and also means any and all renewals, extensions, substitutions, amendments, restatements and rearrangements of any such debts, obligations and liabilities."

         "`Security Documents' means collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Administrative Agent and/or the Lenders on any real or personal property of any Person to secure all or any portion of the Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified, including, without limitation, this Agreement, Stock Pledge Agreements, the Assignments of Patents, the Assignments of Trademarks, the Assignments of Purchase Agreement, the Deed of Trust - Ossian and the Security Agreement - Ossian.

         "`Stock Pledge Agreements means collective reference to each pledge, assignment and security agreement dated the date hereof from the Parent and from Walbro Automotive Corporation to the Administrative Agent for the benefit of the Lenders ratably and the Agents, as the same may from time to time be amended, restated, supplemented or otherwise


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    modified covering collectively 100% of the common stock of the Domestic
    Borrowers (but not the Parent) and 65% of the common stock of the Local Currency Borrowers, and the Pledge, Assignment and Security Agreement dated on or about the date of this Amendment, from the Parent to the Administrative Agent for the benefit of the Lenders ratably and the Agents, as the same may from time to time be amended, restated, supplemented or otherwise modified, covering 80% of the common stock of U.S. Coexcell, Inc."

    2. Schedules. Schedule 1.1-C to the Original Financing Agreement is hereby amended to add as item no. 7 the Collateral Assignment of Agreement by and between Walbro Automotive S.A., a French Corporation, and Walbro Corporation.

    3. Amendments to Section 2.1 (The Revolving Credit Facility). In order to reflect the reduction of the Total Revolving Credit Committed Amount necessary to permit the issuance of the Bond Letter of Credit without increasing the aggregate Commitment. Section 2.1.1(a) of the Original Financing Agreement is hereby deleted in its entirety and replaced with the following Section 2.1.1(a):

         "2.1.1    Revolving Credit Facility.

              (a) Subject to and upon the provisions of this Agreement, the Lenders collectively, but severally, establish a revolving credit facility in favor of the Borrowers. The amount of each Lender's commitment to lend under the Revolving Loan is herein called such Lender's "Revolving Credit Committed Amount" and is set forth below each Lender's signature to this Agreement. The total of each Lender's Revolving Credit Committed Amount equals One Hundred Fifteen Million Nine Hundred Thirteen Thousand Six Hundred and Ninety Eight Dollars ($115,913,698) and is herein called the "Total Revolving Credit Committed Amount." the proportionate share set forth below each Lender's signature is herein called such Lender's "Revolving Credit Pro Rata Share." Neither the Administrative Agent nor any of the Lenders shall be responsible for the Revolving Credit Commitment of any other Lender, nor will the failure of any Lender to perform its obligations under its Revolving Credit Commitment in any way relieve any other Lender from performing its obligations under its Revolving Credit Commitment."

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    4.   Unused Availability Requirement. Section 2.1.12 of the Original
Financing Agreement is hereby amended to include the following additional clause
(d):

         "(d) Notwithstanding anything to the contrary contained in this Section 2.1.12, the Unused Availability requirement shall be waived until the earlier to occur of (i) the sale by the Parent of the common stock owned by it in U.S. Coexcell, Inc., which stock represents 80% of the total issued and outstanding common stock and which is pledged to the Administrative Agent for the benefit of the Lenders ratably and the Agents, pursuant to a Stock Pledge Agreement dated on or about the date of this Amendment, or (ii) the first anniversary of this Amendment."

    5. Bond Letter of Credit. Article II of the Original Financing Agreement is hereby amended to add the following Section 2.9:

         "Section 2.9 The Bond Letter of Credit Facility.

              2.9.1     Bond Letter of Credit.

              Subject to and upon the provisions of the Bond Letter of Credit Documents, the Administrative Agent has agreed to issue the Bond Letter of Credit upon satisfaction of all conditions precedent described in Section
    5.3 of this Financing Agreement, which Bond Letter of Credit will have an expiry date no later than the Business Day preceding the Revolving Credit Termination Date (the "Bond Letter of Credit Commitment").

              2.9.2     Bond Letter of Credit Fees.

              The Borrowers shall pay to the Administrative Agent, for its own account, an issuance fee of one-quarter of one percent (1/4%) per annum of the stated amount of the Bond Letter of Credit, without regard for provisions contained in the Bond Letter of Credit which may give rise to a reduction in the stated amount thereof unless such reduction has actually occurred (each a "Bond Letter of Credit Fronting Fee" and collectively, the "Bond Letter of Credit Fronting Fees"). The Bond Letter of Credit Fronting Fees shall be paid upon the issuance of the Bond Letter of Credit and upon each anniversary thereof, if any. In addition, the Borrower shall pay to the Administrative



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    Agent all other reasonable and customary negotiation, processing, transfer or other fees in accordance with the Administrative Agent's customary practices for the issuance of standby letters of credit. All Bond Letter of Credit Fronting Fees and all such other additional fees are included in and are a part of the "Fees" payable by the Borrowers under the provisions of this Agreement and are for the sole and exclusive benefit of the Administrative Agent and are a part of the Agent's Obligations.

              In addition and in connection with the Bond Letter of Credit, the Borrowers shall pay to the Administrative Agent for the ratable (based upon each Lender's Revolving Credit Pro Rata Share) benefit of the Lenders a fee (each a "Bond Letter of Credit Fee" and collectively the "Bond Letter of Credit Fees") in an amount equal to one hundred seventy-five (175) basis points per annum (calculated monthly in arrears on the basis of actual number of days elapsed in a year of 360 days) of the stated amount of the Bond Letter of Credit on the first day of the month, without regard for provisions contained in the Bond Letter of Credit which may give rise to a reduction in the stated amount thereof unless such reduction has actually occurred. The accrued and unpaid portion of each Bond Letter of Credit Fee shall be paid in arrears on the first day of each month and upon the expiration or termination date of the Bond Letter of Credit.

              2.9.3     Terms of Bond Letters of Credit.

              The Bond Letter of Credit shall (a) be issued pursuant to a completed and executed Application and Agreement for Standby Letter of Credit in substantially the form attached hereto as Exhibit A and made a part hereof, and (b) shall be issued in substantially the form attached hereto as Exhibit B and made a part hereof, and (c) expire on a date not later than the Business Day preceding the Revolving Credit Termination Date. The Bond Letter of Credit shall be issued for the sole purpose of providing security for the payment of principal (whether at maturity, upon acceleration or upon purchase or redemption) and interest on the Bonds. The stated amount of the Bond Letter of Credit issued by the Administrative Agent pursuant to the provisions of this Agreement, plus the amount of any unpaid Bond Letter of Credit Fees and Bond Letter of Credit Fronting Fees accrued or scheduled to accrue thereon,


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    and less the aggregate amount of all drafts drawn under or purporting to have been drawn under the Bond Letter of Credit that have been paid by the Administrative Agent and for which the Administrative Agent has been reimbursed by the Borrowers in full in accordance with Section 2.9.5 (Payments of Bond Letters of Credit) and the Bond Letter of Credit Documents, and for which the Administrative Agent has no further obligation or commitment to restore all or any portion of the amounts drawn and reimbursed, is herein called the "Outstanding Bond Letter of Credit Obligations".


              2.9.4     Procedures for Bond Letter of Credit.


              Following satisfaction of all conditions precedent described in
    Section 5.3 of the Financing Agreement, the Borrowers shall give the Administrative Agent written notice at least five (5) Business Days prior to the date on which the Borrowers desire the Administrative Agent to issue the Bond Letter of Credit. Such notice shall be accompanied by a completed and executed Application and Agreement for Standby Letter of Credit in substantially the form attached hereto as Exhibit A specifying, among other things: (a) the name and address of the intended beneficiary of the Bond Letter of Credit, (b) the requested stated amount of the Bond Letter of Credit, (c) that the Bond Letter of Credit is to be irrevocable, (d) the Business Day on which the Bond Letter of Credit is to be issued and the date on which the Bond Letter of Credit is to expire, (e) the terms of payment of any draft or drafts which may be drawn under the Bond Letter of Credit, and
    (f) any other terms or provisions the Borrowers desire to be contained in the Bond Letter of Credit. Such notice shall also be accompanied by such other information, certificates, confirmations, and other items as the Administrative Agent may reasonably require to assure that the Bond Letter of Credit is to be issued in accordance with the provisions of this Agreement and the Bond Letter of Credit Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the Bond Letter of Credit Documents, the provisions of this Agreement shall prevail and control unless otherwise expressly provided in the Bond Letter of Credit Documents. Upon (i) receipt of such notice and (ii) payment of all Bond Letter of Credit Fronting Fees and all other Fees payable in connection with the issuance of such Bond Letter of Credit, the Administrative Agent shall


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    process such notice and Application and Agreement for Standby Letter of
    Credit in accordance with its customary procedures and issue such Bond Letter of Credit on the Business Day specified in such notice, subject to compliance by all parties with the requirements of the Bond Letter of Credit Documents pertaining to the replacement of credit enhancement for the bonds.


              2.9.5     Payment of Bond Letter of Credit Obligations.


                   (a) Subject to the provisions of paragraph (b) below, the Borrowers hereby promise to pay to the Administrative Agent, ON DEMAND and in United States Dollars, the following which are herein collectively referred to as the "Current Bond Letter of Credit Obligations":

                             (i)  the amount which the Administrative
              Agent has paid under each draft or draw on the Bond Letter of Credit, whether such demand be in advance of the Administrative Agent's payment or for reimbursement for such payment;

                             (ii) any and all reasonable charges and
              expenses which the Administrative Agent may pay or incur relative to the Bond Letter of Credit and/or such draws or drafts; and

                             (iii) interest on the amounts described
              in (i) and (ii) not paid by the Borrowers as and when due and payable under the provisions of (i) and (ii) above from the day the same are due and payable until paid in full at a rate per annum equal to the then current highest rate of interest on the Revolving Loan.


                   (b) Notwithstanding the provisions of paragraph (a) above, as long as no Event of Default has occurred and is continuing, any drawing under the Bond Letter of Credit to purchase Bonds which were tendered for purchase by the holders thereof and which were not remarketed in a timely fashion (each referred to herein as a "Purchase Drawing"), shall constitute an advance to the Borrowers under the Revolving Loan and shall not be required to be reimbursed to the Administrative Agent ON DEMAND. The Borrowers promise to pay to the Administrative Agent the amount of each Revolving Loan


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    advance resulting from a Purchase Drawing under the Bond Letter of Credit, with Interest payable at the times and at the rate then applicable to other Revolving Loan advances in accordance with the terms of the Financing Agreement, on the earliest to occur of (i) the date on which the Bonds purchased with the proceeds of a Purchase Drawing and held by Walbro Automotive Corporation or by the trustee for the Bonds, or its agent, for the account of Walbro Automotive Corporation, are redeemed or cancelled pursuant to the Bond Letter of Credit Documents, (ii) the date on which the Bonds purchased with the proceeds of a Purchase Drawing are remarketed pursuant to the terms of the Bond Letter of Credit Documents, (iii) the date on which the Bond Letter of Credit is replaced by a substitute letter of credit pursuant to the terms of the Bond Letter of Credit Documents, (iv) the date which is 180 calendar days following the date of such Purchase Drawing, and (v) the Revolving Credit Termination Date.

                   In the event that any of the payments required by this paragraph (b) are not made when due or an Event of Default occurs and is continuing, all of the foregoing amounts shall be immediately due and payable ON DEMAND.

                   (c) In addition, the Borrowers hereby promise to pay any and all other Bond Letter of Credit Obligations as and when due and payable in accordance with the provisions of this Agreement and the Bond Letter of Credit Documents. The obligation of the Borrowers to pay Current Bond Letter of Credit Obligations and all other Bond Letter of Credit Obligations shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers or any other account party may have or have had against the beneficiary of the Bond Letter of Credit, the Administrative Agent, any of the Lenders, or any other Person, including, without limitation, any defense based on the failure of any draft or draw to conform to the terms of the Bond Letter of Credit, any draft or other document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of the Bond Letter of Credit, any draft or other documents presented with any draft, this Agreement, any of the Bond Letter of Credit Documents, or any of the other Financing Documents, all whether or not the Administrative Agent or any of the Lenders had actual or constructive knowledge of the


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    same, and irrespective of any Collateral, security or guarantee therefor or right of offset with respect thereto and irrespective of any other circumstances whatsoever which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for any Bond Letter of Credit Obligations, in bankruptcy or otherwise; provided, however, that the Borrowers shall not be obligated to reimburse the Administrative Agent for any wrongful payment under the Bond Letter of Credit made as a result of the Administrative Agent's willful misconduct or gross negligence. The obligation of the Borrowers to pay the Bond Letter of Credit Obligations shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any other Person at any time of any right or remedy against any Person which may be or become liable in respect of all or any part of such obligation or against any Collateral, security or guarantee therefor or right of offset with respect thereto.

                   The Bond Letter of Credit Obligations shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any portion of the Bond Letter of Credit Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any of the Lenders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Person, or upon or as a result of the appointment of a receiver, intervenor, or conservator of, or trustee or similar officer for, any Person, or any substantial part of such Person's property, all as though such payments had not been made.

              2.9.6     Security for Bond Letter of Credit Obligations.

              Notwithstanding any other provision of this Agreement, the only Collateral for the Bond Letter of Credit Obligations shall consist of the property covered by the Deed of Trust - Ossian and the Security Agreement - Ossian, and the property covered by the Deed of Trust - Ossian and the Security Agreement - Ossian shall not constitute Collateral for any of the other Obligations.

              2.9.7     Change in Law; Increased Cost.


              If any change in any law or regulation or in



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    the interpretation thereof by any court or other Governmental Authority charged with the administration thereof shall either (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against the Bond Letter of Credit issued by the Administrative Agent, or (b) impose on the Administrative Agent or any of the Lenders any other condition regarding this Agreement, or the Bond Letter of Credit, and the result of any event referred to in clauses (a) or (b) above shall be to increase the cost to the Administrative Agent of issuing, maintaining or extending the Bond Letter of Credit or the cost to any of the Lenders of funding any obligation under or in connection with the Bond Letter of Credit (which increase in cost shall be the result of the Administrative Agent's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by the Administrative Agent, the Borrowers shall immediately pay to the Administrative Agent from time to time as specified by the Administrative Agent, additional amounts which shall be sufficient to compensate the Administrative Agent and the Lenders for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the then highest current rate of interest on the Revolving Loan. A certificate as to such increased cost incurred by the Administrative Agent and/or any of the Lenders, submitted by the Administrative Agent to the Borrowers, shall be conclusive, absent manifest error. Notwithstanding the foregoing, each Lender hereby agrees to (i) use good faith efforts to change its Appropriate Payment Office, if such change (A) would eliminate the necessity for the payment of such additional amounts and (B) not have an adverse effect on such Lender and (ii) treat the Borrowers in substantially the same manner as it treats all similarly situated borrowers with respect to the requirement to pay such additional amounts.


              2.9.8     General Letter of Credit Provisions.


              The Borrowers hereby instruct the Administrative Agent to pay any draft complying with the terms of the Bond Letter of Credit irrespective of any instructions of the Borrowers to the contrary. The Borrowers assume all risks of the acts and omissions of the beneficiary and other users of the Bond Letter of Credit. The Administrative Agent, the Lenders and their respective branches, Affiliates and/or


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    correspondents shall not be responsible for and the Borrowers hereby indemnify and hold the Administrative Agent, the Lenders and their respective branches, Affiliates and/or correspondents harmless from and against all liability, loss and expense (including reasonable attorney's fees and costs) incurred by the Administrative Agent, the Lenders and/or their respective branches, Affiliates and/or correspondents relative to and/or as a consequence of (a) any failure by the Borrowers to perform the agreements hereunder and under any Bond Letter of Credit Document, (b) any Bond Letter of Credit Document, this Agreement, the Bond Letter of Credit and any draft, draw and/or acceptance under or purported to be under the Bond Letter of Credit, (c) any action taken or omitted by the Administrative Agent, any of the Lenders and/or any of their respective branches, Affiliates and/or correspondents at the request of the Borrowers, other than acts of willful misconduct and gross negligence, (d) any failure or inability to perform in accordance with the terms of the Bond Letter of Credit by reason of any control or restriction rightfully or wrongfully exercised by any defacto or dejure Governmental Authority, group or individual asserting or exercising governmental or paramount powers, and/or
    (e) any consequences arising from causes beyond the control of the Administrative Agent, any of the Lenders and/or any of their respective branches, Affiliates and/or correspondents.

              Except for willful misconduct and gross negligence, the Administrative Agent, the Lenders and their respective branches, Affiliates and/or correspondents, shall not be liable or responsible in any respect for any (a) error, omission, interruption or delay in transmission, dispatch or delivery of any one or more messages or advices in connection with the Bond Letter of Credit, whether transmitted by cable, telegraph, mail or otherwise and despite any cipher or code which may be employed, and/or (b) action, inaction or omission which may be taken or suffered by it or them in good faith or through inadvertence in identifying or failing to identify any beneficiary or otherwise in connection with the Bond Letter of Credit.

              The Bond Letter of Credit may be amended, modified or revoked only upon the receipt by the Administrative Agent from the Borrowers and the beneficiary (including any transferee and/or assignee of the original beneficiary), of a written consent and


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    request therefor.

              If any Laws, order of court and/or ruling or regulation of any Governmental Authority of the United States (or any state thereof) and/or any country other than the United States permits the beneficiary of the Bond Letter of Credit to require the Administrative Agent, the Lenders and/or any of their respective branches, Affiliates and/or correspondents to pay drafts under or purporting to be under the Bond Letter of Credit after the expiration date of the Bond Letter of Credit, the Borrowers shall reimburse the Administrative Agent and the Lenders, as appropriate, for any such payment pursuant to provisions of Section 2.9.5 (Payments of Bond Letters of Credit).

              Except as may otherwise be specifically provided in the Bond Letter of Credit or a Bond Letter of Credit Document, the laws of the State of Maryland and the Uniform Customs and Practice for Documentary Credits, 1995 Revision, International Chamber of Commerce Publication No. 500 shall govern the Bond Letter of Credit. The Laws, rules, provisions and regulations of the Uniform Customs and Practice for Documentary Credits are hereby incorporated by reference. In the event of a conflict between the Uniform Customs and Practice for Documentary Credits and the laws of the State of Maryland, the Uniform Customs and Practice for Documentary Credits shall prevail.


              2.9.9     Participations in the Bond Letter of Credit.

              Each Lender hereby irrevocably authorizes the Administrative Agent to issue the Bond Letter of Credit in accordance with the provisions of this Agreement. As of the date the Bond Letter of Credit is opened or issued by the Administrative Agent pursuant to the provisions of this Agreement, each Lender shall have an undivided participating interest in (a) the rights and obligations of the Administrative Agent under the Bond Letter of Credit, and
    (b) the Outstanding Bond Letter of Credit Obligations of the Borrowers in an amount equal to each Lender's Revolving Credit Pro Rata Share of such Outstanding Bond Letter of Credit Obligations.

              2.9.10    Payments by the Lenders to the


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
         Administrative Agent.

              If the Borrowers fail to pay to the Administrative Agent any Current Bond Letter of Credit Obligations as and when due and payable, the Administrative Agent shall promptly notify each of the Lenders and shall demand payment from each of the Lenders such Lender's Revolving Credit Pro Rata Share of such unpaid Current Bond Letter of Credit Obligations, as appropriate. In addition, if any amount paid to the Administrative Agent on account of any Current Bond Letter of Credit Obligations is rescinded or required to be restored or turned over by the Administrative Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor, trustee, conservator or similar officer for any Borrower, or is otherwise not indefeasibly covered by an advance under the Revolving Loan, the Administrative Agent shall promptly notify each of the Lenders and shall demand payment from each of the Lenders of its Revolving Credit Pro Rata Share of its portion of the Current Bond Letter of Credit Obligations to be remitted to such Borrower.

              Each of the Lenders irrevocably and unconditionally agrees to honor any such demands for payment under this Section and promises to pay to the Administrative Agent's account on the same Business Day as demanded the amount of its Revolving Credit Pro Rata Share of the Current Bond Letter of Credit Obligations in immediately available funds, without any setoff, counterclaim or deduction of any kind. Any payment by a Lender hereunder shall in no way release, discharge or lessen the obligation of the Borrowers to pay Current Bond Letter of Credit Obligations to the Administrative Agent in accordance with the provisions of this Agreement.

              The obligation of each of the Lenders to remit the amount of its Revolving Credit Pro Rata Share of Current Bond Letter of Credit Obligations for the account of the Administrative Agent pursuant to this Section shall be unconditional and irrevocable under any and all circumstances and may not be terminated, suspended or delayed for any reason whatsoever, provided that all payments of such amounts by each of the Lenders shall be without prejudice to the rights of each of the Lenders with respect to the Administrative

    Agent's alleged willful misconduct. Any claim any Lender may have against the Administrative Agent as a result of the Administrative Agent's alleged willful misconduct may be brought by such Lender in a separate action against the Administrative Agent but may not be used as a defense to payment under the provisions of this Section.

              No failure of any Lender to remit the amount of its Revolving Credit Pro Rata Share of Current Bond Letter of Credit Obligations to the Administrative Agent pursuant to this Section shall affect the obligations of the Administrative Agent under the Bond Letter of Credit, and if any Lender does not remit to the Administrative Agent the amount of its Revolving Credit Pro Rata Share of Current Bond Letter of Credit Obligations on the same day as demanded, then without limiting such Lender's obligation to transmit funds on the same Business Day as demanded, such Lender shall be obligated to pay, on demand of the Administrative Agent and without setoff, counterclaim or deduction of any kind whatsoever interest on the unpaid amount at the Federal Funds Rate for each day from the date such amount shall be due and payable to the Administrative Agent until the date such amount shall have been paid in full to the Administrative Agent by such Lender."

    6.   Representations and Warranties.

         (a) The Borrowers hereby reaffirm each of the representations and warranties made by them in Article IV of the Original Financing Agreement.

         (b) Without limiting the generality of the foregoing, the Borrowers hereby specifically make the representations contained in Section 4.1.27 with respect to the Assigned Local Currency Receivables originated by Walbro Automotive S.A. (France).

         (c) The Borrowers hereby represent and warrant that the Bond Letter of Credit Documents consist only of the following, all of which are dated as of December 1, 1993, except as specifically indicated otherwise:

    (i) Trust Indenture between the Town of Ossian, Indiana and Fort Wayne National Bank, as Trustee for the holders of the Bonds;

    (ii) The Bonds;

    (iii) Loan Agreement between the Town of Ossian, Indiana and Walbro Automotive Corporation;

    (iv) Promissory Note by Walbro Automotive Corporation to the Town of Ossian, Indiana;

    (v) Reimbursement Agreement between Harris Trust and Savings Bank and Walbro Corporation and Walbro Automotive Corporation;

    (vi) Security Agreement by Walbro Automotive Corporation in favor of Harris Trust and Savings Bank;

    (vii) Mortgage and Security Agreement with Assignment of Rents between Walbro Automotive Corporation and Harris Trust and Savings Bank; and

    (viii) Placement Agreement between Walbro Automotive Corporation and Harris Trust and Savings Bank, as Placement Agent; and

    (ix) Remarketing Agreement between Walbro Automotive Corporation and Paine Webber Incorporated.

None of the above-listed Bond Letter of Credit Documents have been modified, changed, supplemented, canceled, amended or otherwise altered, except as otherwise disclosed to the Administrative Agent in writing prior to the date of this Amendment. The Borrowers hereby confirm each of the representations and warranties made by them in the Bond Letter of Credit Documents and further represent and warrant that the Borrowers are in compliance with the terms thereof, including (without limitation) all covenants and agreements relating to the tax-exempt status of the interest payable on the Bonds. There are no defaults or events of default outstanding under any of the Bond Letter of Credit Documents except for any defaults which would be cured by the effectuation of this Amendment.

    7.   Conditions Precedent.

    (a) The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent:

         (i) All conditions precedent set forth in Section 5.1 of the Original Financing Agreement have been and remain satisfied.

         (ii) The Pledge, Assignment and Security Agreement creating a Lien on 80% of the issued and outstanding capital stock in U.S. Coexcell, Inc. has been executed and delivered by the Parent.

         (iii) Each of the items described in Section 5.2.1 and 5.2.2 of the Original Financing Agreement has been delivered in respect of Walbro Automotive, S.A. (France).

         (iv) The Master Receivables Subrogation Agreement between Walbro Automotive, S.A. (France) and Walbro Corporation, together with the Collateral Assignment of Agreement relating thereto by Walbro Corporation in favor of the Administrative Agent have been executed and delivered to the Administrative Agent.

         (v) The Administrative Agent shall have received payment of the Amendment Fee (hereinafter defined).

    (b) The issuance of the Bond Letter of Credit by the Administrative Agent is subject to satisfaction of the following additional conditions precedent:

         (i) All of the requirements of the Bond Letter of Credit Documents relating to the substitution of letters of credit having been satisfied.

         (ii) The Deed of Trust - Ossian and the Security Agreement - Ossian, together with any and all UCC-1 Financing Statements relating to the subject Collateral, have been assigned by Harris Trust and Savings Bank to the Administrative Agent for the benefit of the Lenders ratably and the Agents, as security for the Bond Letter of Credit Obligations.

         (iii) The initial Bond Letter of Credit Fee and the initial Bond Letter of Credit Fronting Fee shall have been paid in full.

    8. Sale of U.S. Coexcell, Inc. Section 6.2.6 of the Original Financing Agreement is hereby amended to permit the Parent to sell all but not part of its shares of common stock in U.S. Coexcell, Inc., subject to the terms of the Pledge Assignment and Security Agreement dated on or about the date of this Amendment, whereupon the Unused Availability requirement will be reinstated. All proceeds of the sale of stock in U.S. Coexcell, Inc., net of reasonable and customary costs and expenses incurred in connection therewith, shall be applied to reduce the outstanding Revolving Loan.

    9. Amendment Fee. The Borrowers shall pay to the Administrative Agent for benefit of the Lenders ratably based on their respective Pro Rata Shares an amendment fee (the "Amendment Fee") in the amount of Three Hundred Thousand Dollars ($300,000), which fee has been fully earned and is non-refundable and shall be paid on the date of this Amendment and as a condition precedent to the effectiveness hereof.

    10. No Other Amendments. Except as specifically contemplated by the terms of this Amendment, the Original Financing Agreement and all of the other Financing Documents shall remain in full force and effect in accordance with their respective terms.

    11. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State.

    12. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.

    13. No Novation. The parties hereto covenant and agree that the execution of this Amendment is not intended to and shall not cause or result in a novation with respect to the Obligations or the Financing Documents and that the existing Obligations, as evidenced by the Financing Documents are continuing, without interruption, and have not been discharged by a new agreement.

    IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be executed, sealed and delivered by their duly authorized officers.


         WALBRO CORPORATION
         WALBRO AUTOMOTIVE COPRORATION
         WALBRO ENGINE MANAGEMENT CORPORATION
         WHITEHEAD ENGINEERED PRODUCTS, INC.
         SHARON MANUFACTURING COMPANY


________________________             By:____________________(SEAL)
             Michael A. Shope
         Treasurer and Chief Financial Officer for each of
                                the foregoing


WITNESS:                             NATIONSBANK, N.A., in its
                                     capacity as Lender

________________________             By:____________________(SEAL)
             David B. Thayer
             Senior Vice President

         NATIONSBANK,      N.A.,    in    its    capacity    as
                                Administrative Agent


________________________             By:___________________(SEAL)
             David B. Thayer
             Senior Vice President



         KEY CORPORATE CAPITAL INC.


________________________             By:___________________(SEAL)
             Chris Clegg
             Vice President


         PNC BANK, N.A.


________________________             By:___________________(SEAL)
             Janeann K. Fehrle
             Vice President


         NATIONAL CITY COMMERCIAL FINANCE, INC.


________________________             By:___________________(SEAL)
             Mark Hanak
             Credit Officer



         BANK BOSTON, N.A.


________________________             By:___________________(SEAL)
             Neal C. Hesler
             Vice President



         SANWA BUSINESS CREDIT CORPORATION

________________________             By:___________________(SEAL)
             L. David Brown
             Account Executive